Exhibit 10.2

FORM OF

WAIVER AGREEMENT

This WAIVER AGREEMENT (this “Agreement”) is made and entered into as of [•], 2020, by and between [•] (the “Holder”), and Inseego Corp., a Delaware corporation (the “Company”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Indenture (as defined below).

RECITALS

WHEREAS, the Holder is the beneficial owner of $[•] in principal amount of the Company’s 5.50% Convertible Senior Notes due 2022 (together with any additional Notes owned by the Holder as of the Close of Business on the Business Day immediately preceding the Optional Repurchase Date, the “Holder Notes”), issued pursuant to a note in global form registered in the name of Cede & Co. in accordance with that certain Indenture, dated January 9, 2017, by and between the Company and Wilmington Trust, National Association (as amended from time to time, the “Indenture”);

WHEREAS, pursuant to Section 3.06(a) of the Indenture, the Holder has the right, at its option, to require the Company to repurchase all of the Holder Notes, or any portion thereof in an Authorized Denomination, on the Optional Repurchase Date for an amount of cash equal to the Optional Repurchase Price for such Notes (the “Optional Repurchase Right”); and

WHEREAS, subject to the terms and conditions set forth herein, the Holder desires to waive its Optional Repurchase Right with respect to all Holder Notes, whether currently held or later acquired by the Holder after the date hereof.

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Section 1.01 Waiver of Optional Repurchase Right. The Holder, on behalf of itself and its successors and assigns, hereby unconditionally and irrevocably waives its Optional Repurchase Right with respect to all Holder Notes.

Section 1.02 Restriction on Transfer. The Holder, on behalf of itself and its successors and assigns, hereby agrees not to sell or otherwise transfer any Holder Notes prior to the Optional Repurchase Date without the prior written consent of the Company. For the avoidance of doubt, any permitted transferee of Holder Notes shall succeed and be subject to all of the terms and conditions of this Agreement, and the Holder agrees, as a condition precedent to the transfer of any Holder Notes, to require any proposed transferee to agree in writing to be bound by, and subject to, all the terms and conditions of this Agreement.

ARTICLE II

Representations, Warranties and Covenants of the Holder

The Holder represents and warrants to, and agrees with, the Company as set forth below in this Article II, as of the date hereof:

Section 2.01 Existence and Power.

(a) The Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite entity power and authority to carry out the transactions contemplated hereby in accordance with the terms hereof.

(b) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby by the Holder (i) will contravene any formation documents of the Holder, (ii) will constitute a violation of or a default under, or conflict with or require a filing with, or consent, approval or authorization under, any contract, commitment, agreement, understanding, arrangement, restriction, law, statute, rule, regulation, judgment, order, injunction, suit, action or proceeding of any kind to which the Holder is a party or by which the Holder or any of its assets are bound, or (iii) will require the Holder to make any filing to any governmental or quasi-governmental authority.

Section 2.02 Valid and Enforceable Agreement; Authorization. The execution, delivery and performance by the Holder of this Agreement has been duly authorized by all requisite entity action. This Agreement constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

Section 2.03 Beneficial Ownership and Title to Exchange Notes. The Holder currently owns $[•] in principal amount of the Notes. The Holder is, or will be, as of the Close of Business on the Business Day immediately preceding the Optional Repurchase Date, the sole beneficial owner of the Holder Notes. The Holder has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Holder Notes or its rights in the Holder Notes, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Holder Notes, and will not take any such actions with respect to Holder Notes acquired after the date hereof.

ARTICLE III

Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, the Holder as set forth below in this Article III, as of the date hereof:

Section 3.01 Existence and Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, to perform the Company’s obligations hereunder, and to consummate the transactions contemplated hereby.

(b) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby by the Company (i) will contravene the certificate of incorporation or the bylaws of the Company, (ii) will constitute a violation of or a default under, or conflict with or require a consent, approval or authorization under, any contract, commitment, agreement, understanding, arrangement, restriction, law, statute, rule, regulation, judgment, order, injunction, suit, action or proceeding of any kind to which the Company is a party or by which the Company or any of its assets are bound, or (iii) will require the Company to make any filing to any governmental or quasi-governmental authority, except for the filing of a Form 8-K with the U.S. Securities and Exchange Commission.

Section 3.02 Valid and Enforceable Agreement; Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

ARTICLE IV

Miscellaneous Provisions

Section 4.01 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns, including any transferee or assignee of the Holder Notes, as set forth in Section 1.02 hereof.

Section 4.02 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which, when taken together, shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.03 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.04 Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its conflicts of laws provisions. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York, City of New York, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the

Parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER. The parties hereto agree and acknowledge that each party has retained counsel in connection with the negotiation and preparation of this Agreement, and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the foregoing agreements or any amendment, schedule or exhibits thereto.

Section 4.05 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 4.06 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile or other electronic transmission (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (c) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and telephone numbers for such communications shall be:

If to the Company:

Inseego Corp.

9710 Scranton Road, Suite 200

San Diego, California 92121

Attention:    Stephen M. Smith

Telephone: (858) 247-2149

Email: stephen.smith@inseego.com

with a copy (for informational purposes only) to:

Paul Hastings LLP

4747 Executive Drive, Twelfth Floor

San Diego, CA 92121

Attention: Teri O’Brien

Telephone: (858) 458-3031

Email: teriobrien@paulhastings.com

If to the Holder, to the address specified on the signature page hereto.

Any party hereto may change his or its address for notice by giving notice thereof in the manner herein above provided.

Section 4.07 Interpretations. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 4.08 Further Assurances. The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 4.09 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.10 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

THE COMPANY:

INSEEGO CORP.

By:
Name:	Stephen M. Smith
Title:	Executive Vice President and Chief Financial Officer

HOLDER:

By:
Name:
Title:

Address:

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